Exhibit 10.9.4

AMENDMENT TO THE MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN, EFFECTIVE NOVEMBER 19, 2011

RESOLUTION OF
THE EXECUTIVE VICE PRESIDENT, GLOBAL HUMAN RESOURCES
OF MARRIOTT INTERNATIONAL, INC.

WHEREAS, Marriott International, Inc. (“Marriott”) maintains the Marriott International, Inc. Executive Deferred Compensation Plan (the “Plan”); and

WHEREAS, under Section 7.3 of the Plan, the Board of Directors (“Board”) of Marriott may amend the Plan from time to time; and

WHEREAS, on August 6, 2009, the Board authorized the Executive Vice President, Global Human Resources to amend the Plan as he deems necessary or advisable, provided that no such amendment materially increases the cost to Marriott of maintaining the Plan;

WHEREAS, Marriott will spin off its time share business in a special dividend of its subsidiary Marriott Vacations Worldwide Corporation (“MVWC”), to occur on November 21, 2011, subject to regulatory approvals and other conditions (the “Distribution”);

WHEREAS, in anticipation of the Distribution, on August 22, 2011, the Executive Vice President, Global Human Resources adopted a resolution amending the Plan to add Article VIII regarding the administration of its timeshare business employees’ Plan accounts in connection with and following the Distribution; and

WHEREAS, the Executive Vice President, Global Human Resources now finds it advisable and appropriate to further amend the Plan to more precisely reflect the date on which new Article VIII shall become effective.

NOW THEREFORE, BE IT HEREBY

RESOLVED that, Article VIII of the Plan shall be replaced as of the date hereof to read as follows:

ARTICLE VIII

The following shall apply on and after 12:01 A.M., Saturday, November 19, 2011 (the “Article VIII Effective Date”):

1)
The definition of “Company” under Section 1.5 of the Plan includes Marriott Vacations Worldwide Corporation and its subsidiaries (determined in a manner consistent with the definition of “Subsidiary” under Section 1.27) (together, “MVWC”), except for purposes of defining “Administrator” under Section 1.2 and “HR Officer” under Section 1.16; prescribing who has the authority to appoint the Administrator under Section 5.1; and defining who has the right to amend or terminate the Plan under section 7.3.

1)	The definition of “Year of Service” under Section 1.29 includes periods of continuous service with MVWC on and after the Distribution Date.

2)
On and after the Article VIII Effective Date, Participants employed by MVWC shall not be eligible to make new Elections to defer compensation under Section 2.2; to make new elections with respect to the timing of distributions of Deferred Compensation under Section 4.1; or, except as provided under item 4 below, to be credited with discretionary Company Accruals under Section 3.2.

3)
Participants employed by MVWC after the Article VIII Effective Date shall be eligible to be credited with discretionary Company Accruals with respect to the 2011 Election Year, if any, without regard to the last-day employment requirement under Section 3.2(c).

* * * *

By:
____________________________________        ______________________
David A. Rodriguez                        Date
Executive Vice President, Global Human Resources

MARRIOTT INTERNATIONAL, INC.